UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): April 20, 2006


                             ADSOUTH PARTNERS, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)


           Nevada                      0-33135                68-0448219
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(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
     of incorporation)                                    Identification No.)

            1141 South Rogers Circle, Suite 11, Boca Raton, FL 33487
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                    (Address of principal executive offices)

Registrant's telephone number, including area code:     (561) 750-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01 Other Events.

         On April 20, 2006, the registrant issued a press release providing an update on the business of its subsidiary, Genco Power Solutions, Inc. and the proposed sale of its product sector. The press release also provided notice of an April 21, 2006 conference call to discuss Genco Power Solutions, Inc. and the proposed transaction. A copy of the press release is filed as Exhibit 99.1 to this report.

         The registrant has previously announced that it had signed a letter of intent which contemplated the sale of its product brands from its consumer product portfolio to MFC Development Corp. in a cash and stock transaction and that the MFC stock would be distributed to shareholders. The registrant is currently negotiating the sales agreement. The registrant stated in the conference call that the proposed dividend of the MFC stock would be made to common stockholders. In order to eliminate potential confusion relating to the stock distribution, the registrant is disclosing that although the Board has approved in principle the distribution of the MFC shares to stockholders, no determination has been made as to any of the specific terms or the manner of the distribution. Any such determination will be made by the Board following the closing of the sale.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto as duly authorized.



                                      ADSOUTH PARTNERS, INC.
                                                (Registrant)


Date: April 26, 2006                  /S/ Anton Lee Wingeier

                                      ---------------------------------
                                      Anton Lee Wingeier
                                      Chief Financial Officer





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                                INDEX TO EXHIBITS


Exhibit No.   Description
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99.1          Press release, dated April 20, 2006, issued by Adsouth
              Partners, Inc.





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